Exhibit 99.1

Press Release	Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

Date: April 21, 2004	Phone: 678-867-8000 Fax: 678-867-8100

Contact: Mary Waggoner Certegy Inc. VP–Investor and Public Relations 678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS FIRST QUARTER 2004 DILUTED EPS OF $0.32 ON REVENUE OF $263.4 MILLION

Alpharetta, GA, April 21, 2004 – Certegy Inc. (NYSE:CEY) today reported first quarter 2004 diluted earnings per share of $0.32 on revenue of $263.4 million and operating income of $35.5 million.

FIRST QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2004 first quarter results, as compared to the prior year quarter (the 2003 quarter included $12.6 million, or $0.12 per diluted share, of contract termination, severance and other charges) are as follows:

•	Revenue increased 9.7% to $263.4 million.

•	Operating income of $35.5 million increased $14.6 million.

•	Net income increased $8.5 million to $20.7 million.

•	Diluted earnings per share of $0.32 increased $0.14 per share.

On a non-GAAP basis (which excludes the $12.6 million charge from the 2003 first quarter results) first quarter 2004 operating income increased 5.8%, net income increased 2.7%, and diluted earnings per share increased 6.7%.

“We are very pleased with our first quarter results,” stated Lee Kennedy, chairman, president and chief executive officer of Certegy Inc. “We are particularly encouraged by the performance of Check Services, which achieved double-digit revenue and profit growth. Our North American card business also generated strong, consistent results.”

SEGMENT RESULTS

Card Services generated revenue of $162.7 million in the first quarter of 2004, an increase of 3.5% above the 2003 quarter. Strong revenue growth of 10.8% in the Company’s North American card issuing operation resulted from growth in transactions, new sales of e-banking services and card loyalty programs, and one month of revenue from the acquisition of Crittson Financial LLC (“Crittson”). Merchant processing revenue increased by 7.4%, driven by strong retail sales and one month of revenue from the acquisition of Crittson. International card issuing revenue declined 17.8%, caused primarily by the deconversion of Banco Real in the prior year first quarter. Card Services operating income of $32.4 million increased $12.4 million compared to $20.0 million in the first quarter of 2003. The prior year quarter included an $11.5 million charge for contract termination and severance costs. Excluding this charge, operating income increased 3.0%.

Check Services generated revenue of $100.7 million in the first quarter of 2004, an increase of 21.3% over the 2003 quarter. The strong revenue growth was driven by higher retail sales, new customer signings and continued migration of verification volume to guarantee volume. These results also include one month of revenue from the acquisition of Game Financial Corporation. Check Services operating income of $8.8 million increased by $2.8 million, compared to $6.0 million in the corresponding 2003 quarter. The prior year quarter included a $1.0 million charge for contract termination and severance costs. Excluding this charge, operating income increased by 25.3%.

Corporate expense of $5.6 million increased by $0.6 million compared to $5.0 million in the first quarter of 2003.

BUSINESS DEVELOPMENTS

Certegy’s global card base was 46.8 million at quarter-end. A 16.4% increase in debit transactions contributed to overall domestic card transaction growth of 9.6%. Recent new customer announcements include agreements to provide credit card processing services to American Airlines Credit Union and e-banking and electronic bill payment services to Travis Credit Union.

Check guarantee volumes increased 12.7% compared to the prior year quarter, driven by strong retail sales. New check customer signings include DSW Shoe Warehouse and the Sharper Image.

The Company completed two strategic acquisitions in early March. The acquisition of Crittson Financial LLC further strengthens Certegy’s U.S. market share as the leading third party credit card processor for community banks and credit unions. The acquisition of Game Financial Corporation positions Certegy as a leading provider of comprehensive cash access services in the fast-growing gaming industry, and broadens the Company’s check risk management product line and customer base.

OUTLOOK

Certegy revised its full year 2004 guidance as follows, to reflect its acquisitions and stronger than expected financial results in the first quarter:

•	Revenue is expected to grow by 13% to 15% in 2004, compared with prior year.

•	Operating income is expected to grow by 12% to 15% in 2004, compared with prior year non-GAAP results which exclude 2003 charges of $12.2 million.

•	Diluted earnings per share is expected to range from $1.69 to $1.73.

The Company expects to achieve diluted earnings per share of $0.37 to $0.38 in the second quarter of 2004, with revenue growth in the mid-teens, as compared with the prior year second quarter.

TELECONFERENCE

Management will host a teleconference to discuss first quarter earnings on Wednesday, April 21, 2004, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the Webcast. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends.

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Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to nearly 7,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2003. For more information on Certegy, please visit www.certegy.com.

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Forward Looking Statement

The statements in this release may include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance are described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2003 Annual Report on Form 10-K filed on February 17, 2004, with the SEC.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues	$263,409	$240,169

Operating expenses(1):
Costs of services	198,293	177,893
Selling, general and administrative	29,570	28,680
Other charges(2)	—	12,640

	227,863	219,213

Operating income	35,546	20,956
Other income, net	220	155
Interest expense	(2,976)	(1,681)

Income before income taxes	32,790	19,430
Provision for income taxes	(12,132)	(7,238)

Net income	$20,658	$12,192

Basic earnings per share:
Net income	$0.32	$0.19

Average shares outstanding	63,677	65,840

Diluted earnings per share:
Net income	$0.32	$0.18

Average shares outstanding	64,643	66,202

Revenues and operating income of the Company’s reportable segments for the three months ended March 31, 2004 and 2003 are as follows:

	Three Months Ended March 31,
	2004	2003
Revenues:
Card Services	$162,723	$157,176
Check Services	100,686	82,993

	$263,409	$240,169

Operating income(2):
Card Services	$32,383	$19,958
Check Services	8,767	5,974

	41,150	25,932
General corporate expense	(5,604)	(4,976)

	$35,546	$20,956

(1)	Certain 2003 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	See Item 10 in the Supplemental Information for details of other charges.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

(In thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,530	$22,280
Settlement deposits	41,339	29,638
Trade accounts receivable, net of allowance for doubtful accounts of $2,093 and $1,883, respectively	94,949	108,158
Settlement receivables	66,594	65,172
Claims recoverable	29,691	46,478
Other current assets	57,488	49,902

Total current assets	336,591	321,628
Property and equipment, net	61,800	58,897
Goodwill, net	224,709	187,627
Other intangible assets, net	46,872	31,799
Systems development and other deferred costs, net	118,743	118,788
Other assets, net	70,741	66,308

Total assets	$859,456	$785,047

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$20,555	$22,280
Settlement payables	107,933	94,810
Claims payable	19,838	38,270
Accrued salaries and bonuses	8,961	12,324
Income taxes payable	9,666	8,887
Other current liabilities	91,047	67,522

Total current liabilities	258,000	244,093
Long-term debt	274,602	222,399
Deferred income taxes	50,996	43,939
Other long-term liabilities	15,454	13,477

Total liabilities	599,052	523,908

Shareholders’ equity:
Common stock	695	695
Paid-in capital	251,030	249,351
Retained earnings	243,957	226,495
Deferred compensation	(13,126)	(10,187)
Accumulated other comprehensive loss	(74,422)	(75,854)
Treasury stock	(147,730)	(129,361)

Total shareholders’ equity	260,404	261,139

Total liabilities and shareholders’ equity	$859,456	$785,047

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$20,658	$12,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,084	9,812
Amortization of deferred compensation and financing costs	1,551	1,117
Other non-cash items	—	2,670
Deferred income taxes	5,623	558
Changes in assets and liabilities:
Accounts receivable, net	20,308	17,121
Current liabilities, excluding settlement and claims payables	(10,876)	4,435
Claims accounts, net	(1,348)	(2,854)
Other current assets	858	3,148
Other long-term liabilities	1,976	(180)
Other assets	(7,004)	543

Net cash provided by operating activities	42,830	48,562

Cash flows from investing activities:
Capital expenditures	(7,111)	(8,432)
Acquisitions, net of $24,638 of cash acquired	(39,191)	—

Net cash used in investing activities	(46,302)	(8,432)

Cash flows from financing activities:
Net borrowings (repayments) on revolving credit facility	50,000	(7,200)
Treasury stock purchases	(20,777)	(11,796)
Dividends paid	(3,218)	—
Proceeds from exercise of stock options	1,646	491
Other	(90)	—

Net cash provided by (used in) financing activities	27,561	(18,505)

Effect of foreign currency exchange rates on cash	161	(1,194)

Net cash provided	24,250	20,431
Cash and cash equivalents, beginning of period	22,280	14,166

Cash and cash equivalents, end of period	$46,530	$34,597

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

		2003					2004
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
	Card Issuer Services	$113,470	$114,298	$116,408	$118,346	$462,522	$117,862
	Check Services	82,993	87,076	91,743	109,189	371,001	100,686
	Merchant Processing	40,385	43,679	44,216	42,068	170,348	43,363
	Software and Support	3,321	2,339	3,424	2,509	11,593	1,498

		$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

		2003					2004
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
	Domestic	$195,090	$208,169	$216,805	$227,789	$847,853	$221,547
	International	45,079	39,223	38,986	44,323	167,611	41,862

		$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409

3.	Revenues are comprised of the following (in thousands):

		2003					2004
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
	Product and Service Fees	$191,527	$193,657	$203,929	$222,088	$811,201	$210,984
	Interchange Fees	31,699	34,508	34,582	32,211	133,000	33,648
	Reimbursable Expenses	16,943	19,227	17,280	17,813	71,263	18,777

		$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409

4.	Currency translation increased (decreased) revenues and operating income for the three months ended March 31, 2004 as compared with the prior year as follows (in thousands):

		Revenues	Operating Income
	Card Services	$3,298	$(329)
	Check Services	2,211	398

		$5,509	$69

5.	Check volumes in dollars are as follows (in millions):

		2003					2004
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
	Domestic	$7,145	$7,499	$7,783	$9,368	$31,795	$8,206
	International	761	811	830	995	3,397	925

		$7,906	$8,310	$8,613	$10,363	$35,192	$9,131

	Guarantee	$6,251	$6,606	$6,962	$8,220	$28,039	$7,048
	Verification	1,655	1,704	1,651	2,143	7,153	2,083

		$7,906	$8,310	$8,613	$10,363	$35,192	$9,131

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2003				2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cards:
Domestic	22,695	22,969	23,304	23,364	23,466
International	23,148	22,095	21,914	23,083	23,359

	45,843	45,064	45,218	46,447	46,825

Accounts:
Domestic	17,372	17,601	17,860	17,957	18,069
International	20,016	19,055	18,917	20,075	20,282

	37,388	36,656	36,777	38,032	38,351

American Express cards and accounts processed in the Caribbean in 2003 have been reclassified from domestic to international.

7.	Merchant volumes in dollars and number of transactions are as follows:

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Dollars (in millions)	$1,763	$1,882	$1,960	$1,861	$7,466	$1,869

Number of
Transactions (in thousands)	20,616	21,743	22,724	21,533	86,616	20,755

8.	Depreciation and amortization by segment is as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Services	$7,715	$7,999	$8,400	$8,106	$32,220	$7,985
Check Services	1,801	2,001	2,384	2,502	8,688	2,784
Corporate	296	250	272	304	1,122	315

	$9,812	$10,250	$11,056	$10,912	$42,030	$11,084

9.	Capital expenditures and acquisitions are as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$8,432	$15,138	$10,722	$9,663	$43,955	$7,111

Acquisitions, net of cash acquired	$—	$—	$4,521	$—	$4,521	$39,191

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

10.	Other charges:

Other charges of $12.6 million ($7.9 million after-tax, or $0.12 per diluted share) in the first quarter of 2003 represent $9.6 million of early termination costs associated with a data processing contract and $3.0 million of other net charges primarily related to the downsizing of the Company’s Brazilian card operation. A reconciliation of the first quarter 2003 actual results to the first quarter 2003 non-GAAP results that exclude other charges is as follows (in thousands):

		Other Charges
	Actual		Non-GAAP
Revenues	$240,169	$—	$240,169
Operating expenses	219,213	(12,640)	206,573

Operating income	20,956	12,640	33,596
Other income, net	155	—	155
Interest expense	(1,681)	—	(1,681)

Income before income taxes	19,430	12,640	32,070
Provision of income taxes	(7,238)	(4,708)	(11,946)

Net income	$12,192	$7,932	$20,124

Basic earnings per share	$0.19	$0.12	$0.31

Diluted earnings per share	$0.18	$0.12	$0.30

Details of these charges by segment are as follows:

	Card	Check	Corp	Total
Contract termination costs	$8,757	$865	$—	$9,622
Brazil downsizing	2,740	—	—	2,740
Other severance charges	—	156	—	156
Write-down of collateral assignment in life insurance policies	—	—	122	122

	$11,497	$1,021	$122	$12,640

11. Long-term debt at March 31, 2004 and December 31, 2003 consists of:

	March 31, 2004	December 31, 2003
Unsecured notes, 4.75%, due 2008, net of unamortized discount	$199,451	$199,420
Borrowings under revolving credit facility	50,000	—
Notes payable, variable rate, due 2009	22,364	22,364
Capital lease obligations	2,787	615

	$274,602	$222,399

12.	Stock repurchase activity:

We repurchased 663,573 shares of common stock during the first quarter of 2004 at a total cost of $22.5 million. Approximately $1.7 million of these repurchases did not settle until April 2004 therefore, our cash flow statement reflects $20.8 million of cash used for repurchases in the first quarter. At March 31, 2004, we had $17.5 million of remaining repurchase authority.

13. Balance Sheet:

The March 31, 2004 balance sheet reflects preliminary purchase price allocations of the acquisitions of Crittson Financial LLC and Game Financial Corporation. Certain accounts are subject to adjustment as these purchase price allocations are finalized.